  As filed with the Securities and Exchange Commission on August 9, 2000
                                                     Registration No. 333-41626
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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                             AMENDMENT NO. 2
                                      to
                                   FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ----------------

                         Spinnaker Exploration Company
            (Exact name of registrant as specified in its charter)

         Delaware                    1311                   76-0560101
     (State or other     (Primary Standard Industrial    (I.R.S. Employer
       jurisdiction       Classification Code Number)   Identification No.)
   of incorporation or
      organization)

                         1200 Smith Street, Suite 800
                             Houston, Texas 77002
                                (713) 759-1770
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              James M. Alexander
             Vice President, Chief Financial Officer and Secretary
                         Spinnaker Exploration Company
                         1200 Smith Street, Suite 800
                             Houston, Texas 77002
                                (713) 759-1770
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------
                                  Copies to:
           Scott N. Wulfe                           Walter J. Smith
       Vinson & Elkins L.L.P.                     Baker Botts L.L.P.
       2300 First City Tower                     3000 One Shell Plaza
            1001 Fannin                              910 Louisiana
     Houston, Texas 77002-6760                   Houston, Texas 77002
           (713) 758-2222                           (713) 229-1234

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

   If any of the securities registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   The expenses of this offering are estimated to be as follows:

Securities and Exchange Commission registration fee................... $ 35,874
NASD filing fee.......................................................   14,089
Legal fees and expenses...............................................  100,000
Accounting fees and expenses..........................................   75,000
Blue Sky fees and expenses (including legal fees).....................    7,500
Printing expenses.....................................................  100,000
Miscellaneous.........................................................  117,537
                                                                       --------
  TOTAL............................................................... $450,000
                                                                       ========

Item 14. Indemnification of Directors and Officers

   Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

   Spinnaker's bylaws provide that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers of Spinnaker.

   As permitted by the DGCL, Spinnaker's certificate of incorporation provides that directors of Spinnaker shall have no personal liability to Spinnaker or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director's duty of loyalty to Spinnaker or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

   In addition, we have entered into indemnification agreements with our directors and officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors, other than liabilities arising from willful misconduct of culpable nature, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' insurance if available on reasonable terms.

   Howard H. Newman and Jeffrey A. Harris, each directors of Spinnaker and Managing Directors and members of E.M. Warburg, Pincus & Co., LLC and general partners of Warburg, Pincus & Co., are indemnified by affiliates of E.M. Warburg, Pincus & Co., LLC and Warburg, Pincus & Co. against certain liabilities that they may incur as a result of their serving as a director of Spinnaker.

   The underwriting agreement that Spinnaker will enter into with respect to the offer and sale of the common stock covered by this registration statement will contain certain provisions for the indemnification of directors and officers of Spinnaker and the underwriters, as applicable, against civil liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

   Spinnaker has sold and issued (without payment of any selling commission to any person) the following unregistered securities since January 6, 1998:

     (1) On January 16, 1998, we issued 958,921 shares of preferred stock and 3,960,000 shares of common stock in connection with our conversion from a limited liability company to a corporation in exchange for, directly or indirectly, an equal number of preferred and common units of the limited liability company.

     (2) From January 1998 to September 1998, we issued 2,051,969 shares of preferred stock for $25.00 per share to a total of two accredited investors in exchange for cash.

     (3) From January 1998 to September 1998, we issued a total of 20,030 shares of preferred stock for $25.00 per share to a total of 26 of our employees in exchange for cash and notes.

     (4) From December 31, 1998 to June 30, 1999, we issued a total of 75,000 shares of common stock to a total of two accredited investors in consideration for the guaranteeing of our indebtedness.

     (5) On June 30, 1999, we issued 1,000,000 shares of common stock to one accredited investor in consideration for entering into an amendment to our seismic data agreement.

     (6) In connection with our initial public offering on September 28, 1999, we converted all outstanding shares of preferred stock into 6,061,840 shares of common stock, and certain stockholders reinvested preferred dividends payable of $16.3 million into 1,200,248 shares of common stock.

     (7) From September 1998 to October 1999, we issued a total of 101,096 shares of common stock to Petroleum Geo-Services and Warburg, Pincus Ventures, L.P. in consideration for their providing guarantees under our original Credit Agreement dated September 1998.

   The sale of the above securities described in Item 15 were exempt from registration under the Securities Act in reliance on Section 4(2) and Section 3(a)(9) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

   (a) Exhibits:

  *1.1 --Form of Underwriting Agreement

   3.1 --Certificate of Incorporation of Spinnaker, as amended (incorporated by reference to Exhibit 3.1 to Spinnaker's Registration Statement on Form
        S-1 (Commission File No. 333-83093))


     3.2  --Restated Bylaws of Spinnaker (incorporated by reference to Exhibit
           3.2 to Spinnaker's Registration Statement on Form S-1 (Commission
           File No. 333-83093))

    *4.1  --Specimen Common Stock certificate

    *5.1  --Opinion of Vinson & Elkins L.L.P.
    10.1  --Second Amended and Restated Data Contribution Agreement between
           Petroleum Geo-Services ASA, Seismic Energy Holdings, Inc., Spinnaker
           Exploration Company, L.L.C. and Spinnaker dated June 30, 1999
           (incorporated by reference to Exhibit 10.1 to Spinnaker's
           Registration Statement on Form S-1 (Commission File No. 333-83093))

    10.2 --Amended and Restated 1998 Spinnaker Stock Option Plan (incorporated by reference to Exhibit 10.2 to Spinnaker's Registration Statement on Form S-1 (Commission File No. 333-83093))

    10.3  --Amended and Restated Stockholders Agreement by and among Spinnaker,
           Warburg, Pincus Ventures, Petroleum Geo-Services, Roger L. Jarvis,
           James M. Alexander, William D. Hubbard, Kelly M. Barnes and certain other stockholders of Spinnaker (including the Registration Rights
           Agreement as Exhibit A to the Stockholders Agreement) (incorporated by reference to Exhibit 10.3 to Spinnaker's Registration Statement on Form S-1 (Commission File No. 333-83093))

  10.3.1 --First Amendment to the Amended and Restated Stockholders Agreement by and among Spinnaker, Warburg, Pincus Ventures, Petroleum Geo-
           Services, Roger L. Jarvis, James M. Alexander, William D. Hubbard,
           Kelly M. Barnes and certain other stockholders of Spinnaker
           (incorporated by reference to Exhibit 10.3.1 to Spinnaker's
           Quarterly Report on Form 10-Q for the quarter ended June 30, 2000)

    10.4 --Second Amended and Restated Credit Agreement for a $75.0 million credit facility among Spinnaker, Credit Suisse First Boston and TD
           Securities (USA) Inc. dated July 20, 2000 (incorporated by reference to Exhibit 10.4 to Spinnaker's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000)
   *10.5  --Form of Lock-Up Agreement

    10.6  --Employment Agreement between Spinnaker and Roger L. Jarvis dated
           December 20, 1996, as amended (incorporated by reference to Exhibit
           10.6 to Spinnaker's Registration Statement on Form S-1 (Commission
           File No. 333-83093))

    10.7  --Employment Agreement between Spinnaker and James M. Alexander dated
           December 20, 1996, as amended (incorporated by reference to Exhibit
           10.7 to Spinnaker's Registration Statement on Form S-1 (Commission
           File No. 333-83093))

    10.8  --Employment Agreement between Spinnaker and William D. Hubbard dated
           February 24, 1997, as amended (incorporated by reference to Exhibit
           10.8 to Spinnaker's Registration Statement on Form S-1 (Commission
           File No. 333-83093))

    10.9  --Employment Agreement between Spinnaker and Kelly M. Barnes dated
           February 24, 1997, as amended (incorporated by reference to Exhibit
           10.9 to Spinnaker's Registration Statement on Form S-1 (Commission
           File No. 333-83093))

    10.10 --1999 Spinnaker Stock Incentive Plan (incorporated by reference to
           Exhibit 10.10 to Spinnaker's Registration Statement on Form S-1
           (Commission File No. 333-83093))

    10.11 --1999 Spinnaker Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.11 to Spinnaker's Registration Statement on
           Form S-1 (Commission File No. 333-83093))

    10.12 --Form of Indemnification Agreement (incorporated by reference to
           Exhibit 10.12 to Spinnaker's Registration Statement on Form S-1
           (Commission File No. 333-83093))

    10.13 --Adjunct Stock Option Plan (incorporated by reference to Exhibit 4.3 to Spinnaker's Registration Statement on Form S-8 (Commission File
           No. 333-36592))


   21.1 --Subsidiaries of Spinnaker Exploration Company (incorporated by reference to Exhibit 21.1 to Spinnaker's Registration Statement on
         Form S-1 (Commission File No. 333-83093))

 **23.1 --Consent of Arthur Andersen LLP

 **23.2 --Consent of Ryder Scott Company, L.P.

  *23.3 --Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto)

 **24.1 --Power of Attorney

--------

 *  Filed herewith.

** Previously filed.

   (b) Consolidated Financial Statement Schedules:

     All schedules are omitted because the required information is inapplicable or the information is presented in the Consolidated Financial Statements or related notes.

Item 17. Undertakings

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 9th day of August, 2000.

                                          SPINNAKER EXPLORATION COMPANY

                                                  /s/ Roger L. Jarvis
                                          By: _________________________________
                                                   Name: Roger L. Jarvis
                                               Title: Chairman, President and
                                                  Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 9th day of August, 2000.

                 Signature                                     Title
                 ---------                                     -----

          /s/ Roger L. Jarvis               Chairman, President and Chief Executive
___________________________________________  Officer and Director (Principal Executive
              Roger L. Jarvis                Officer)

         /s/ James M. Alexander             Vice President, Chief Financial Officer and
___________________________________________  Secretary (Principal Financial Officer)
            James M. Alexander

         /s/ Jeffrey C. Zaruba              Treasurer (Principal Accounting Officer)
___________________________________________
             Jeffrey C. Zaruba

                     *                      Director
___________________________________________
              Bjarte Bruheim

                     *                      Director
___________________________________________
            Sheldon R. Erikson

                     *                      Director
___________________________________________
             Jeffrey A. Harris

                     *                      Director
___________________________________________
            Michael E. McMahon

                     *                      Director
___________________________________________
             Reidar Michaelsen

                     *                      Director
___________________________________________
             Howard H. Newman

       /s/ James M. Alexander
*By: ________________________________
         James M. Alexander
         as attorney-in-fact

                             INDEX TO EXHIBITS


    *1.1  --Form of Underwriting Agreement

     3.1 --Certificate of Incorporation of Spinnaker, as amended (incorporated by reference to Exhibit 3.1 to Spinnaker's Registration Statement on Form S-1 (Commission File No. 333-83093))

     3.2  --Restated Bylaws of Spinnaker (incorporated by reference to Exhibit
           3.2 to Spinnaker's Registration Statement on Form S-1 (Commission
           File No. 333-83093))

    *4.1  --Specimen Common Stock certificate

    *5.1  --Opinion of Vinson & Elkins L.L.P.
    10.1  --Second Amended and Restated Data Contribution Agreement between
           Petroleum Geo-Services ASA, Seismic Energy Holdings, Inc., Spinnaker
           Exploration Company, L.L.C. and Spinnaker dated June 30, 1999
           (incorporated by reference to Exhibit 10.1 to Spinnaker's
           Registration Statement on Form S-1 (Commission File No. 333-83093))

    10.2 --Amended and Restated 1998 Spinnaker Stock Option Plan (incorporated by reference to Exhibit 10.2 to Spinnaker's Registration Statement on Form S-1 (Commission File No. 333-83093))

    10.3  --Amended and Restated Stockholders Agreement by and among Spinnaker,
           Warburg, Pincus Ventures, Petroleum Geo-Services, Roger L. Jarvis,
           James M. Alexander, William D. Hubbard, Kelly M. Barnes and certain other stockholders of Spinnaker (including the Registration Rights
           Agreement as Exhibit A to the Stockholders Agreement) (incorporated by reference to Exhibit 10.3 to Spinnaker's Registration Statement on Form S-1 (Commission File No. 333-83093))

  10.3.1 --First Amendment to the Amended and Restated Stockholders Agreement by and among Spinnaker, Warburg, Pincus Ventures, Petroleum Geo-
           Services, Roger L. Jarvis, James M. Alexander, William D. Hubbard,
           Kelly M. Barnes and certain other stockholders of Spinnaker
           (incorporated by reference to Exhibit 10.3.1 to Spinnaker's
           Quarterly Report on Form 10-Q for the quarter ended June 30, 2000)

    10.4 --Second Amended and Restated Credit Agreement for a $75.0 million credit facility among Spinnaker, Credit Suisse First Boston and TD
           Securities (USA) Inc. dated July 20, 2000 (incorporated by reference to Exhibit 10.4 to Spinnaker's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000)
   *10.5  --Form of Lock-Up Agreement

    10.6  --Employment Agreement between Spinnaker and Roger L. Jarvis dated
           December 20, 1996, as amended (incorporated by reference to Exhibit
           10.6 to Spinnaker's Registration Statement on Form S-1 (Commission
           File No. 333-83093))

    10.7  --Employment Agreement between Spinnaker and James M. Alexander dated
           December 20, 1996, as amended (incorporated by reference to Exhibit
           10.7 to Spinnaker's Registration Statement on Form S-1 (Commission
           File No. 333-83093))

    10.8  --Employment Agreement between Spinnaker and William D. Hubbard dated
           February 24, 1997, as amended (incorporated by reference to Exhibit
           10.8 to Spinnaker's Registration Statement on Form S-1 (Commission
           File No. 333-83093))

    10.9  --Employment Agreement between Spinnaker and Kelly M. Barnes dated
           February 24, 1997, as amended (incorporated by reference to Exhibit
           10.9 to Spinnaker's Registration Statement on Form S-1 (Commission
           File No. 333-83093))

    10.10 --1999 Spinnaker Stock Incentive Plan (incorporated by reference to
           Exhibit 10.10 to Spinnaker's Registration Statement on Form S-1
           (Commission File No. 333-83093))

    10.11 --1999 Spinnaker Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.11 to Spinnaker's Registration Statement on
           Form S-1 (Commission File No. 333-83093))

   10.12 --Form of Indemnification Agreement (incorporated by reference to
          Exhibit 10.12 to Spinnaker's Registration Statement on Form S-1
          (Commission File No. 333-83093))

   10.13 --Adjunct Stock Option Plan (incorporated by reference to Exhibit 4.3 to Spinnaker's Registration Statement on Form S-8 (Commission File
          No. 333-36592))

   21.1 --Subsidiaries of Spinnaker Exploration Company (incorporated by reference to Exhibit 21.1 to Spinnaker's Registration Statement on
          Form S-1 (Commission File No. 333-83093))

 **23.1  --Consent of Arthur Andersen LLP

 **23.2  --Consent of Ryder Scott Company, L.P.

  *23.3  --Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto)

 **24.1  --Power of Attorney

--------

 *  Filed herewith.

** Previously filed.